Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Brett Chiles

(713) 529-0900

EQUUS II INCORPORATED DECLARES

DIVIDEND OF $2.50 PER SHARE

HOUSTON, TX – February 2, 2006 – Equus II Incorporated (NYSE: EQS) announced today a dividend of $2.50 per share. The dividend will be payable on or before March 23, 2006, to shareholders of record as of February 13, 2006. Shares of EQS will trade ex-dividend beginning February 9, 2006. The dividend will be payable in shares of common stock or in cash by specific election. Such election must be made by shareholders no later than March 13, 2006. If no election is made, shareholders will receive stock. The stock issued in the dividend will be valued at the average closing market price of EQS for the ten trading days ending March 13, 2006. Cash will be paid in lieu of issuing any fractional shares.

Equus II Incorporated is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol “EQS”. Additional information on Equus II Incorporated may be obtained from Equus’ website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

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